    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 2000
                                                   REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933



                                AEHR TEST SYSTEMS
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


      CALIFORNIA                                      94-2424084
-----------------------                  ---------------------------------------
(STATE OF INCORPORATION)                 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                                400 Kato Terrace
                            Fremont, California 94539

   (Address, including zip code, of Registrant's principal executive offices)


                             1996 STOCK OPTION PLAN

                            (Full title of the plan)

                                Aehr Test Systems
                                400 Kato Terrace
                            Fremont, California 94539
                                 (510) 623-9400
(Name, address, and telephone number, including area code, of agent for service)

                                   Copies to:

                               Mark Casillas, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                            Palo Alto, CA 94304-1050
                                 (650) 493-9300

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


                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                   Proposed Maximum       Proposed Maximum        Amount of
                                             Amount to be          Offering Price Per     Aggregate Offering     Registration
  Title of Securities to be Registered        Registered                Share                  Price                 Fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value to be
issued under the 1996 Stock Option Plan         600,000(1)                 $4.94            $2,964,000(2)             $782.50

(1) The 600,000 shares reflect an increase to the already existing 1996 Stock Option Plan. Such additional 600,000 shares are covered by this Registration Statement.

(2) The Proposed Maximum Offering Price has been calculated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the Registration Fee. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on December 18, 2000 because the price at which the options to be granted in the future is not currently determinable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INFORMATION INCORPORATED BY REFERENCE:

     Statement under General Instruction E - Registration of Additional Securities.

     Pursuant to General Instruction E of Form S-8, there are hereby incorporated by reference into this Registration Statement, the Registration Statement on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission ("SEC"), SEC File No. 333-40577, filed in connection with the 1986 Incentive Stock Plan, the 1996 Stock Option Plan, and the 1997 Employee Stock Purchase Plan. This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the 1996 Stock Option Plan, and the following subsequent periodic reports and information contained therein are hereby incorporated by reference into this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 2000, as filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on August 29, 2000.

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 2000, as filed pursuant to Section 13(a) of the Exchange Act on October 13, 2000.

     (c) Proxy Statement filed September 27, 2000 in connection with the Annual Meeting of Shareholders held October 24, 2000.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 8. EXHIBITS

     Exhibit
     Number                               DOCUMENT
     -------                              --------
       5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation, as to the legality of securities being registered.

      23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants

      23.2     Consent of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation (contained in Exhibit 5.1 hereto)

      24.1     Power of Attorney (see page II-2 below).


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on December 22, 2000.

                               AEHR TEST SYSTEMS

                               By: /s/ RHEA J. POSEDEL
                                   -------------------
                                   Rhea J. Posedel, Chief Executive Officer and
                                   Chairman of the Board of Directors


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

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rhea J. Posedel and Gary L. Larson, jointly and severally, as his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                                     TITLE                          DATE
-------------------------------         --------------------------------------  -----------------
/s/ RHEA J. POSEDEL                     Chief Executive Officer and             December 22, 2000
-------------------------------         Chairman of the Board (Principal
     Rhea J. Posedel                    Executive Officer)

/s/ GARY L. LARSON                      Vice President of Finance and Chief     December 22, 2000
-------------------------------         Financial Officer (Principal Financial
     Gary L. Larson                     and Accounting Officer)

/s/ WILLIAM W. R. ELDER                 Director                                December 22, 2000
-------------------------------
     William W. R. Elder

/s/ MARIO M. ROSATI                     Director                                December 22, 2000
-------------------------------
     Mario M. Rosati

/s/ MUKESH PATEL                        Director                                December 22, 2000
-------------------------------
     Mukesh Patel

/s/ ROBERT R. ANDERSON                  Director                                December 22, 2000
-------------------------------
     Robert R. Anderson


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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    EXHIBITS

                             ----------------------

                       REGISTRATION STATEMENT ON FORM S-8

                                AEHR TEST SYSTEMS

                                INDEX TO EXHIBITS

     Exhibit
     Number                               DOCUMENT
     -------                              --------
       5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation, as to the legality of securities being registered.

      23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants

      23.2     Consent of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation (contained in Exhibit 5.1 hereto)

      24.1     Power of Attorney (see page II-2 below).